Exhibit 99.1

Unaudited Pro Forma Condensed Combined Financial Information

(unless otherwise indicated, all amounts in millions of U.S. dollars, except share, per share and par value data)

Pro forma condensed combined financial information

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaced the previous pro forma adjustment criteria with simplified requirements to depict the accounting for business combinations (“Transaction Accounting Adjustments”) and permitted the presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management of Primo Brands Corporation (formerly known as Triton US HoldCo, Inc.) (“Primo Brands” or the “Company”) (“Management”) has elected not to present Management’s Adjustments and only present Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The Transaction Accounting Adjustments presented in the unaudited pro forma condensed combined financial information are made to provide relevant information necessary for an understanding of Primo Brands and to reflect the accounting for the business combination of Primo Water Corporation (“Primo Water”) and Triton Water Parent, Inc. (“BlueTriton”) (the “Transaction” as further described in Note 1).

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 gives pro forma effect to the Transaction as if it had occurred on January 1, 2024, which is the beginning of the period presented.

The unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes thereto:

•

the audited consolidated financial statements and related notes of Primo Brands as of and for the year ended December 31, 2024, which are included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2025 (the “Annual Report”); and

•

the unaudited interim condensed consolidated financial statements and related notes of Primo Water as of and for the three and nine months ended September 28, 2024, which are included in Primo Water’s Quarterly Form 10-Q, filed with the SEC on November 7, 2024 (the “Quarterly Report”).

Net income from discontinued operations in the historical financial statements of Primo Water has not been included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024. The unaudited pro forma condensed combined financial information should also be read together with other financial information included in the Annual Report, the Quarterly Report and other documents filed by the Company from time to time with the SEC.

The accounting policies used in the preparation of the unaudited pro forma condensed combined financial information incorporate the significant accounting policies used by Primo Brands for the respective period in the consolidated financial statements included in the Annual Report. The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and may not necessarily reflect what Primo Brands’ results of operations would have been had the Transaction occurred on January 1, 2024. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future results of operations of Primo Brands. The actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors, including, among others, additional information that becomes available after the date of this Current Report on Form 8-K (the “Current Report”), and it is possible the differences may be material.

The pro forma adjustments represent Management’s estimates based on information available as of the date of this Current Report and are subject to change as additional information becomes available and analyses are performed.

Accounting Treatment

The Transaction was accounted for as a business combination using the acquisition method with BlueTriton as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). ASC 805 provides that in a business combination effected through an exchange of equity interests, such as the Transaction, the entity that issues equity interests is generally the acquiring entity. However, under certain situations, the acquirer for accounting purposes may not necessarily be the entity that issues its equity interest to effect the business combination, particularly when the entity was newly created by one or more parties to a business combination.

Through a series of transactions, Primo Brands issued common shares and other equity instruments to the former registered and/or beneficial holders of the equity of Primo Water prior to consummation of the Transaction (the “Primo Shareowners”) and associates such that, upon closing, former BlueTriton shareholders owned 57% of the Fully Diluted Shares (as defined below) and former Primo Shareowners and associates owned 43% of the Fully Diluted Shares.

After careful consideration, BlueTriton was determined to be the accounting acquirer based on evaluation of the following facts and circumstances. In identifying BlueTriton as the accounting acquirer, the companies took into account many factors including: (i) the relative voting rights in the combined entity after the business combination, (ii) the combining entity whose single owner or organized group of owners holds the largest minority voting interest in the combined entity, (iii) the composition of the governing board of directors of the combined entity, (iv) the composition of the senior management of the combined entity, (v) if one of the combining entities is significantly larger than the other combining entity or entities, (vi) which entity initiated the business combination, (vii) whether the new company formed as a result of the business combination transfers cash or other assets or incurs liabilities as consideration in the transaction, and (viii) other qualitative factors. Although no single factor was the sole determinant, the primary factors that resulted in BlueTriton being designated as the accounting acquirer were the voting rights and ownership interest; the composition of the Board; the relative size and estimated market value of the businesses; and the background of the business combination which indicates that BlueTriton was the initiator of the business combination.

As used herein, “Fully Diluted Shares” refers to the sum of (i) the aggregate number of shares of Class A common stock, par value $0.01 per share (the “Class A Shares”), and Class B common stock, par value $0.01 per share (the “Class B Shares” and, together with the Class A Shares, the “Shares”), issued and outstanding, plus (ii) the aggregate maximum number of Class A Shares issuable in respect of any equity interests of the Company, including with respect to replacement awards and Primo Brands Conversion RSUs, in each case, that are outstanding or deemed outstanding (and assuming the vesting in full of any of the foregoing subject to vesting or similar conditions). Subsequent to December 31, 2024, all Class B Shares were converted to Class A Shares.

Summary of Pro Forma Ownership

The following table summarizes the pro forma ownership of Fully Diluted Shares following the Transaction:

%
Shares held by current BlueTriton shareholders	57.0%
Shares held by current Primo Shareowners and former holders of Primo Equity Awards	43.0
Pro Forma Shares	100.0%

Additional Shares that could be issued in the future and that are considered in the above ownership percentages:

Exercisable currently or immediately following the closing of the Transaction
Primo Brands Replacement Options	1,194,877
Exercisable upon vesting
Primo Brands Conversion RSUs	2,494,926
Primo Brands Replacement RSUs	793,040

As used herein:

•

“Primo Brands Conversion RSUs” refers to a Primo PSU (vested or unvested) that was outstanding immediately prior to the effective time of the Transaction, which was automatically assumed and converted into a time-based vesting restricted stock unit award to acquire that number of shares of Class A common stock that was equal to the number of shares of Primo Water underlying such Primo PSU based on progress against performance targets to date.

•

“Primo Brands Replacement Options” refers to each Primo Option (vested or unvested) that was outstanding immediately prior to the effective time of the Transaction, which was automatically converted into and thereafter evidenced an option to acquire that number of shares of Class A common stock that was equal to the number of shares of Primo Water underlying such Primo Option.

•

“Primo Brands Replacement RSUs” refers to a Primo RSU (vested or unvested) that was outstanding immediately prior to the effective time of the Transaction, which was automatically assumed and converted into a restricted stock unit award to acquire that number of shares of Class A common stock that was equal to the number of shares of Primo Water underlying such Primo RSU.

•

“Primo Option” refers to options to acquire shares of Primo Water granted pursuant to the equity plans of Primo Water or otherwise which were, as of the effective time of the Transaction, outstanding and unexercised, whether or not vested.

•

“Primo PSU” refers to each award of restricted stock units with respect to shares of Primo Water subject to performance-based vesting granted pursuant to the equity plans of Primo Water or otherwise which were, as of the effective time of the Transaction, outstanding, whether or not vested.

•

“Primo RSU” refers to each restricted stock unit with respect to shares of Primo Water subject to time-based vesting granted pursuant to the equity plans of Primo Water or otherwise which was, as of the effective time of the Transaction, outstanding, whether or not vested.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2024

(In millions of U.S. dollars, except share, per share and par value data)

	Primo Brands	Primo Water		Transaction Accounting Adjustments	Notes		Pro Forma Primo Brands
	$	$		$			$
	Note 3 (a)	Note 3	(b)
Net sales	5,152.5	1,669.5		(8.5)	3	(f)	6,813.5
Cost of sales	3,530.9	585.5		(8.0)	3	(d)	4,580.2
				448.0	3	(e)
				(8.5)	3	(f)
				32.3	3	(g)

Gross profit	1,621.6	1,084.0		(472.3)			2,233.3
Selling, general and administrative expenses	1,050.6	892.7		1.2	3	(c)	1,541.6
				(448.0)	3	(e)
				(24.9)	3	(g)
				70.0	3	(h)
Acquisition, integration and restructuring expenses	204.1	79.2					283.3
Other operating expense, net	6.6	—		1.4	3	(g)	8.0
Loss on disposal of property, plant and equipment, net	—	7.4		(7.4)	3	(g)	—
Gain on sale of property	—	(0.5)		0.5	3	(g)	—

Operating income	360.3	105.2		(65.1)			400.4
Interest and financing expense, net	339.6	28.0					367.6
Other expense, net	—	1.9		(1.9)	3	(g)	—

Income from continuing operations before income tax	20.7	75.3		(63.2)			32.8
Provision for income taxes	33.3	40.8		(16.0)	3	(i)	58.1

Net (loss) income from continuing operations	(12.6)	34.5		(47.2)			(25.3)
Basic and diluted loss per share of Class A and Class B common stock	(0.05)				4		(0.07)
Weighted average number of Class A and Class B common stock outstanding – basic and diluted (in thousands)	242,315				4		379,014

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

(In millions of U.S. dollars, except share, per share and par value data)

1.	Description of the Transaction

On November 8, 2024, Primo Brands consummated the transactions contemplated by that certain Arrangement Agreement and Plan of Merger, dated as of June 16, 2024, as amended by that certain Amendment No. 1 thereto, dated as of October 1, 2024 (as amended, the “Arrangement Agreement”) by and among Primo Water, BlueTriton, Primo Brands, formerly a wholly-owned subsidiary of BlueTriton, Merger Sub, formerly a wholly-owned subsidiary of Primo Brands, and 1000922661 Ontario Inc., formerly a direct, wholly-owned subsidiary of Primo Brands. Through a series of transactions, Primo Brands became the surviving corporation, and Primo Water and Triton Water Intermediate, Inc., previously a wholly-owned subsidiary of BlueTriton, became wholly-owned subsidiaries of Primo Brands. The Arrangement Agreement is more particularly described and set forth in the documents filed by the Company with the SEC.

2.	Basis of presentation

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 has been prepared by Management for the purposes of presenting the impact of the Transaction as if it had occurred on January 1, 2024, which is the beginning of the period presented.

The unaudited pro forma condensed combined financial information does not include any anticipated operating efficiencies or cost savings and, accordingly, only includes Transaction Accounting Adjustments. The Transaction Accounting Adjustments presented in the unaudited pro forma condensed combined financial information are made to provide relevant information necessary for an understanding of Primo Brands and to reflect the accounting for the Transaction.

The unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with the Primo Brands financial statements and its respective Management’s Discussion and Analysis of financial condition and results of operations included in the Annual Report, and Primo Water historical financial statements and its respective Management’s Discussion and Analysis of financial condition and results of operations included in the Quarterly Report. The historical financial information of Primo Brands and Primo Water are prepared in accordance with U.S. GAAP.

The unaudited pro forma condensed combined financial information is based on assumptions and adjustments that are described in the accompanying notes. The pro forma adjustments presented herein are preliminary and are based on available financial information and certain estimates and assumptions. Management believes that such assumptions provide a reasonable basis for presenting all the significant effects of the Transaction, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied to the unaudited pro forma condensed combined financial information. The actual adjustments to the consolidated financial statements of Primo Brands will likely differ from the pro forma adjustments herein.

Primo Brands and Primo Water have not had any material historical relationship prior to the Transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

3.	Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2024

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Notes

(a)	Derived from the consolidated statement of operations of Primo Brands for the year ended December 31, 2024.

(b)	The table below presents the construction of the condensed consolidated statement of operations (from continuing operations) of Primo Water for the 314 days ended November 8, 2024.

(In millions of U.S. dollars)

	Nine months ended September 28, 2024	41 days ended November 8, 2024	314 days ended November 8, 2024
	$	$	$
	(i)	(ii)
Net sales	1,448.4	221.1	1,669.5
Cost of sales	508.3	77.2	585.5

Gross profit	940.1	143.9	1,084.0
Selling, general and administrative expenses	776.1	116.6	892.7
Acquisition, integration and restructuring expenses	26.6	52.6	79.2
Loss on disposal of property, plant and equipment, net	4.1	3.3	7.4
Gain on sale of property	(0.5)	—	(0.5)

Operating income (loss)	133.8	(28.6)	105.2
Interest and financing expense, net	25.0	3.0	28.0
Other expense, net	1.2	0.7	1.9

Income (loss) from continuing operations before income tax	107.6	(32.3)	75.3
Provision for income taxes	37.4	3.4	40.8

Net income (loss) from continuing operations	70.2	(35.7)	34.5

(i)	Derived from the condensed consolidated statement of operations (from continuing operations) of Primo Water for the nine months ended September 28, 2024

(ii)	Derived from internal condensed consolidated statement of operations (from continuing operations) of Primo Water for the 41 days ended November 8, 2024

Pro Forma Transaction Accounting Adjustments

(c)

Primo Brands capitalizes commission expenses that are incremental costs to obtaining customer contracts. Contract acquisition costs are generally recognized over a period of 12 months. As Primo Water expensed these costs over 4 years, this adjustment reflects the net change in the amount of deferred costs amortized during the period to conform to Primo Brands.

(d)

Primo Brands expenses costs for returnable bottles as incurred. As Primo Water capitalized these costs in property, plant and equipment, this adjustment reflects the net change in the amount of cost of sales during the period to conform to Primo Brands.

(e)

Primo Brands records storage and handling expenses in cost of sales. As Primo Water had an accounting policy to record certain shipping and handling costs incurred to deliver products to the end-user consumer in selling, general and administrative expenses, this adjustment reflects the reclassification from selling, general and administrative expenses to cost of sales to conform Primo Water’s accounting policy to that of Primo Brands.

(f)

Primo Brands records bottle deposit forfeitures as a reduction to cost of sales. As Primo Water recorded such forfeitures in net sales, this adjustment reflects the reclassification from net sales to cost of sales to conform to Primo Brands.

(g)	To reflect reclassifications to provide a consistent classification and presentation to Primo Brands’ financial statement presentation.

(h)

To reflect the incremental amortization of identifiable intangible assets acquired in the Transaction which consist of indefinite life trade names as well as definite lived customer relationships, water rights and trademarks, which are assumed to be amortized over 15 years, 25 years and 1 year, respectively, for the purpose of this pro forma condensed combined financial information.

(i)	To reflect income tax related to the pro forma adjustments using a blended statutory rate inclusive of U.S. federal and state taxes.

4.	Pro forma loss per share

For purposes of the unaudited pro forma condensed combined financial information, the pro forma loss per share figures have been calculated using the pro forma weighted average number of Class A common stock and Class B common stock which would have been outstanding for the year ended December 31, 2024, assuming the completion of the Transaction on January 1, 2024.

Pro forma basic loss per share is calculated by dividing pro forma net loss by the pro forma weighted-average number of Class A common stock and Class B common stock outstanding during the period presented. Pro forma diluted loss per share is calculated by dividing pro forma net loss by the pro forma weighted-average number of Class A common stock and Class B common stock outstanding adjusted to include the effect, if dilutive, of the exercise of in-the-money stock options, performance-based RSUs, and time-based RSUs during the period presented. The components of pro forma basic and diluted loss per share are as follows:

(In millions of U.S. dollars, except share and per share amounts)	Year ended December 31, 2024
$
Pro forma net loss	(25.3)
Pro forma loss per Class A and Class B common stock – basic and diluted (share amounts in thousands):
Class A common stock owned by BlueTriton shareholders	154,106
Class B common stock owned by BlueTriton shareholders	64,512
Class A common stock owned by Primo Shareowners	160,396

Pro forma weighted average number of Class A and Class B common stock outstanding – basic and diluted	379,014

Pro forma loss per Class A and Class B common stock – basic and diluted	(0.07)

The effect of dilution from outstanding stock options and restricted stock units was excluded from the calculation of the weighted average number of Class A common stock and Class B common stock outstanding for pro forma diluted loss per Class A common stock and Class B common stock as they were anti-dilutive.